Exhibit 99.1

MEDIA CONTACT:
Frank G. Hausmann, CEO, President and acting CFO
CenterSpan Communications Corp.
frank@centerspan.com
503-970-1428

CenterSpan Communications was Delisted from Nasdaq National Market and will Deregister its Stock

HILLSBORO, Ore., June 23, 2003 – CenterSpan Communications Corporation (Nasdaq: CSCC) today announced that it has received notice from Nasdaq that CenterSpan’s stock was delisted from The Nasdaq National Market at the opening of business on June 23, 2003.  The Company has filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its stock.  The Company will no longer file periodic or other reports with the Securities and Exchange Commission.

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